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NORD PACIFIC LIMITED
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Nord Pacific Limited 2727 San Pedro, NE, Suite 116 Albuquerque, NM 87110 Tel: (505) 872-2470 Fax: (505) 830-9332 Pink Sheets: NORPF.PK

For Immediate Release

February 17, 2004

Nord Pacific Announces Changes in Directors, Conversion of Notes

            Albuquerque, N.M. - Nord Pacific Limited ("Nord Pacific") announced today that Mr. John B. Roberts has voluntarily stepped down as a Director and Chairman of Nord Pacific and its subsidiary companies to devote additional time to his new appointment as President of the South Australian Chamber of Mines and Energy.  Mr. Roberts said that he is pleased that he will continue to serve as an Advisor to the Board of Directors.  After ten years as a Director, the Company is now poised to become a gold producer through the recent agreements with Allied Gold Limited and in conjunction with its joint venture partner, PGM Ventures Corporation, in the Simberi Mining and Tabar Exploration Projects in the Tabar Islands, New Ireland Province, Papua New Guinea. Mr. Roberts said he fully supports the Allied Gold transaction and that he feels the future of Nord Pacific's assets is in good hands.

            In line with the Plan of Arrangement and Credit Facility Agreements with Allied Gold as previously announced by Nord Pacific, Mr. Roberts is being replaced on the Board (and as Chairman of Nord Pacific and its subsidiary companies) by Mr. Gregory H. Steemson.  Mr. Steemson is an experienced mining professional with 30 years in the industry.  He is also a director of Mineral Commodities Limited, a public company listed on the Australian Stock Exchange and Sandfire Resources NL.

            Mark R. Welch, President and Chief Executive Officer of Nord Pacific, said "I will deeply miss the almost daily contributions of John Roberts, who has been a guiding light and seasoned voice of judgment to the Company and its officers for many years.  He has provided leadership to Nord Pacific during some very difficult times.  I am most pleased that John has agreed to remain with us as an Advisor to the Board of Directors and I believe that this association will benefit Allied Gold in its planned acquisition of Nord Pacific and its future planned operations in Papua New Guinea."

            Mr. Welch also expressed his belief that the addition of Mr. Steemson to the Board is a very valuable acquisition for Nord Pacific.  Mr. Welch said, "Greg has the right background and experience to ensure that the assets of the Company can be unlocked to realize shareholder value."  He further added, "I have been working closely with Greg for several months now, and am most impressed with his integrity, his technical competence, and leadership capabilities.  In a very real sense, the Company is getting the best of both worlds with the addition of Greg to the Board and the continued sage advice of John Roberts."

            Also in line with the previously announced Agreements, Allied Gold has exercised its right to convert a Series A Convertible Note into fully paid common shares of Nord Pacific.

            Allied Gold has agreed to provide a credit facility to Nord Pacific of up to $5.4 million ($2.4 million committed and a further $3.0 million at the option of Allied Gold) by way of convertible notes. To date Allied Gold has provided $527,647 under the agreements.  The Series A Note for that amount has now been converted into 10,552,940 shares of Nord Pacific.  Allied Gold is now the largest shareholder of Nord Pacific with 33.6% of the outstanding shares.

            This conversion is evidence of Allied Gold's commitment to the Plan of Arrangement to merge with Nord Pacific as announced on December 22, 2003. It is also evidence of Allied Gold's commitment to Nord Pacific's Simberi Mining Joint Venture and the Tabar Exploration Joint Venture located in Papua New Guinea.

            The Simberi Mining Joint Venture ("SMJV") and the Tabar Exploration Joint Venture ("TEJV") respectively hold a mining lease and exploration license covering essentially all of the Tabar Islands, located in the New Ireland Archipelago in eastern Papua New Guinea.  Under the terms of the SMJV, Nord Pacific and PGM Ventures Corporation, a Toronto Ventures Exchange listed company, each hold a 50% interest. PGM is entitled to earn a further 1% interest by arranging project finance for the development of the Simberi Oxide Gold Project.  Nord Pacific holds a 99% interest in the TEJV.  PGM has the right to earn up to a 50% interest in the exploration joint venture by spending $2.0 million by December 31, 2006.

For further information, please contact:      Mark R. Welch, President and CEO
                                                                Nord Pacific Limited
                                                                505-872-2470

Forward-Looking Statements.

This press release contains forward-looking statements.   Forward-looking statements are not statements of historical fact, and actual events or results may differ materially from those described in the forward-looking statements, as the result of a variety of risks, uncertainties and other factors, including, without limitation, the risk that one or more parties may not perform its obligations under its agreements; or that conditions to the closing of the transactions may not be satisfied.

Forward-looking statements are based on management's beliefs, opinions and estimates as of the date they are made, and no obligation is assumed to update forward-looking statements if these beliefs, opinions or estimates should change or to reflect other future developments.

Not an offer of securities or solicitation of a proxy.

This communication is not a solicitation of a proxy from any security holder of Allied Gold or Nord Pacific, nor is this communication an offer to purchase nor a solicitation to sell securities.  Any offer or solicitation will be made only through an information circular; proxy statement or similar document.  Investors and security holders are strongly advised to read such document regarding the proposed business combination referred to in this communication, if and when such document is filed and becomes available, because it will contain important information for them to consider with their vote.  Any such document would be filed by Nord Pacific with the U.S. Securities and Exchange Commission ("SEC") and would be available at the SEC's web site, www.sec.gov, and by Allied Gold with the Australian Stock Exchange.  Nord Pacific, its directors, executive officers and certain employees may be considered "participants in the solicitation" of proxies from Nord Pacific's shareholders in connection with the proposed business combination.  Information regarding such persons and descriptions of their interests in the proposed business combination and related transactions will be contained in the proxy statement of Nord Pacific when it is filed.